Stock Purchase Agreement

     This stock purchase agreement ("Agreement") is made as of February 11, 2001, by World Wide Wireless Communications, Inc., a Nevada corporation (the "Company"), and Paul T. Mannion, Jr. ("Investor"), who agree as follows.

1. Purchase and Sale of Stock.

     1.1. Sale and Issuance of Common Stock.

          1.1.1. On or prior to the Closing (as defined below), the Company will have authorized the sale and issuance to the Investor two million (2,000,000) shares of common stock for the purchase price of twelve and one half cents ($0.125) per share (the "Common Stock").

          1.1.2. Subject to the terms and conditions of this Agreement, Investor will purchase at the Closing and the Company will sell and issue to Investor at the Closing the Common Stock.

     1.2. Closing. The purchase and sale of the Common Stock will take place at the offices of Foley & Lardner, One Maritime Plaza, Suite 600, San Francisco, California, 94111, on February __, 2001, or at such other time and place as the Company and Investor mutually agree (time and place are designated as the "Closing"). At the Closing the Company will deliver to Investor a certificate representing the Common Stock that Investor is purchasing against payment of the purchase price therefor by check or wire transfer, or any combination thereof.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to Investor that:

     2.1. Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

     2.2. Capitalization and Voting Rights.

          2.2.1. Common Stock. The Company is authorized to issue 100,000,000 shares of common stock, $0.001 par value. There are 89,417,799 shares of common stock outstanding.

          2.2.2. Preferred Stock. The Company's certificate of incorporation does not presently authorize the Company to issue any class of stock other than common stock.

          2.2.3. The outstanding shares of Common Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in accordance with the registration


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     or qualification provisions of the Securities Act of 1933, as amended (the
     "Act") and any relevant state securities laws, or pursuant to valid exemptions therefrom.

     2.3. Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance, sale and delivery of the Common Stock being sold hereunder has been taken or will be taken prior to the Closing, and this Agreement constitutes valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

     2.4. Commission Filing. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement, and amendment or amendments thereto, on Form SB-2, for the registration of the Common Stock under the Securities Act of 1933, as amended (the "Act"), which registration statement and amendment or amendments have been prepared by the Company in conformity with the requirements of the Act, and the rules and regulations of the Commission under the Act.

     2.5. Valid Issuance of Common Stock. The Common Stock that is being purchased by the Investor hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable.

     2.6. Commission Filings. The Company has filed with the Commission all forms, reports and documents required to be filed by the Company with the Commission since June 30, 2000 (collectively, the "Company Commission Reports"). The Company Commission Reports, including those filed after the date of this Agreement until Closing, (i) at the time filed, complied or will comply in all material respects with the applicable requirements of the Securities Act, and the Securities Exchange Act of 1934 (the "Exchange Act"), as the case may be, and (ii) did not or will not at the time they were or will be filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in the Company Commission Reports or necessary in order to make the statements in the Company Commission Reports, in the light of the circumstances under which they were made, not misleading.

3. Representations and Warranties of Investor. Investor hereby represents and warrants that Investor has full power and authority to enter into this Agreement and that this Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.


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

4. Conditions of the Company's Obligations at Closing. The obligations of the Company to Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by that Investor:

     4.1. Representations and Warranties. The representations and warranties of the Investor contained in Section 3 will be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

     4.2. Payment of Purchase Price. The Investor will have delivered the purchase price specified in Section 1.2.

5. Miscellaneous.

     5.1. Survival of Warranties. The warranties, representations and covenants of the Company and Investor contained in or made pursuant to this Agreement will survive the execution and delivery of this Agreement and the Closing and will in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

     5.2. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Common Stock). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     5.3. Governing Law. This Agreement will be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

     5.4. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     5.5. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     5.6. Notices. Unless otherwise provided, any notice required or permitted under this Agreement will be given in writing and will be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

     5.7. Finder's Fee. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in


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

the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

     5.8. Expenses. Irrespective of whether the Closing is effected, the Company will pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party will be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     5.9. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Common Stock. Any amendment or waiver effected in accordance with this paragraph will be binding upon each holder of any securities purchased under this Agreement at the time, each future holder of all such securities, and the Company.

     5.10. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms.

     5.11. Aggregation of Stock. All shares of the Common Stock held or acquired by affiliated entities or persons will be aggregated together for the purpose of determining the availability of any rights under this Agreement.

     5.12. Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party will be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

     5.13. Waiver of Conflicts. Each party to this Agreement acknowledges that Foley & Lardner, counsel for the Company, represented the Company in the transaction contemplated by this Agreement and has not represented the Investor or any individual shareholder or employee of the Company in connection with this transaction.


COMPANY


By:  /s/ Douglas Haffer
         -----------------------------
         Douglas Haffer, President



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Address:
World Wide Wireless Communications, Inc._
520 Third Street, Suite 101, Oakland, CA  94607




INVESTOR

/s/ Paul T. Mannion, Jr.
------------------------
Paul T. Mannion, Jr.


Address:


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